Exhibit 99.1

KBR Appoints Carlos A. Sabater and Lt. General Vincent R. Stewart to Board of Directors

HOUSTON – (July 7, 2021) – KBR (NYSE: KBR) announced today the appointments of Carlos A. Sabater and Lt. General Vincent R. Stewart, USMC (Ret.) to its Board of Directors effective June 30, 2021.

Mr. Sabater is an accomplished global business executive, licensed certified public accountant, and qualified board of directors financial expert. Mr. Sabater is currently a member of PDC Energy’s Board of Directors, serving on the Audit and Compensation Committees. Mr. Sabater recently retired as a senior global partner from Deloitte & Touche LLP (“Deloitte”) where he held various senior leadership and operational roles, including CEO for both the U.S. and global audit practices and the managing partner for Deloitte’s businesses across North and South America. Mr. Sabater served as an elected board member for Deloitte member firms in the United States, Mexico, Central and Latin America, the Caribbean, and Bermuda.

Lt. General Stewart retired from the United States Marine Corps on April 5, 2019, after nearly four decades of service. He served as Deputy Commander at the United States Cyber Command from 2017 to 2019 and as the 20th Director of the Defense Intelligence Agency from 2015 to 2017. He is the first African American, first Jamaican American, and first Marine Corps officer to hold that position.

Stewart currently serves as Chief Innovation and Business Intelligence Officer for Ankura Consulting Group, LLC. He is also a member of The Aerospace Corporation’s Board of Trustees.

“We are thrilled to welcome Carlos and Vince to the team,” said General Lester Lyles, USAF (Ret.), Chairman of KBR’s board. “Their extensive knowledge and experience across numerous business sectors — civilian and defense — will add an important dimension to the KBR Board of Directors. We look forward to being able to draw on their unique insights and expertise as KBR continues to grow and differentiate itself as a provider of high-impact, technology-driven, sustainable solutions.”

About KBR

We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 29,000 people worldwide with customers in more than 80 countries and operations in 40 countries.
KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com
Forward Looking Statement
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the significant adverse impacts on economic and market conditions of the COVID-19 pandemic; the company's ability to respond to the challenges and business disruption presented by the COVID-19 pandemic; the recent dislocation of the global energy market; the company's ability to realize cost savings and efficiencies relating to the streamlining of its Energy Solutions business; the company's ability to manage its liquidity; the company's ability to continue to generate anticipated levels of revenue, profits and cash flow from operations during the COVID-19 pandemic and any resulting economic downturn; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers, including as a result of the COVID-19 pandemic; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.
KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com